Registration No. 333-14397

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

Procter & Gamble Subsidiaries Savings Plan

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Deregistration of Securities

On October 18, 1996, The Procter & Gamble Company (the "Company") filed a Registration Statement on Form S-8 (File No. 333-14397) registering 100,000 shares of the Company's common stock (without par value) (the "Common Stock") for issuance under the Procter & Gamble Subsidiaries Savings Plan (the "Plan").  On April 15, 2007, the Plan merged with the 401(k) component of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and became The Procter & Gamble Savings Plan.  Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining shares of Common Stock and plan participation interests registered but unsold or otherwise unissued under the Registration Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on November 10, 2015.  The following person is signing this Post-Effective Amendment on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE PROCTER & GAMBLE COMPANY

By:   /s/Deborah P. Majoras
            Deborah P. Majoras
Secretary and Chief Legal Officer